Exhibit 23.2
May 14,2002

Clean Systems Technology Group, Ltd.
4 Ashlagan St., P.O. Box 8624
Kiryat Gat, Israel



Dear Sirs:

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 5, 2002, relating to the consolidated financial statements of Clean Systems Technology Group, Ltd. ("the Company"), appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Yours truly,



MOORE STEPHENS, P. C.                           LION, ORLITZKY & CO. -

/S/ MOORE STEPHENS, P.C.                        /S/ LION, ORLITZKY &CO.-
------------------------                        MOORES STEPHENS, ISRAEL
Certified Public Accountants.                   --------------------------------
New York, New York                              MOORE STEPHENS, ISRAEL
                                                Ramat Gan, Israel